UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant [  ]

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[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[  ] Soliciting Material under §240.14a-12

INDOOR HARVEST CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary materials.

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SUPPLEMENT DATED JANUARY 30, 2019

TO THE PROXY STATEMENT OF INDOOR HARVEST CORP

DATED DECEMBER 14, 2018

POSTPONING THE VIRTUAL SPECIAL MEETING OF SHAREHOLDERS

ORIGINALLY SCHEDULED TO BE HELD JANUARY 31, 2019

On January 30, 2019, the Board of Directors of Indoor Harvest Corp (the “Company”) determined to postpone the Company’s Virtual Special Meeting of Stockholders (the “Meeting”) that was previously scheduled to be held on January 31, 2019 at 10:00 a.m. (Central Standard Time). To allow stockholders more time to vote on the proposal, the Meeting will now be held on February 5, 2019 at 5:00 p.m. (Central Standard Time).

The Meeting is being held for the following purpose which was described more fully in the Proxy Statement dated December 14, 2018:

To amend and restate the Company’s certificate of formation, as amended (the “Certificate of Formation”) to, among other items, increase the amount of shares of capital stock authorized to be issued, to grant the Board of Directors (the “Board”) “blank check preferred stock” authority allowing the Board to fix the terms and issue new series of preferred stock without the approval of the holders of the Company’s common stock, to explicitly permit stockholders of different classes of the Company’s capital stock to vote as a single class with regard to changes to the Certificate Formation, and to decrease the vote required for the approval of fundamental actions and fundamental business transactions (the “Charter Amendments”);

All holders of common stock and Series A convertible preferred stock of record at the close of business on December 7, 2018 are entitled vote at the Meeting or any adjournment thereof. The record date is not changing as a result of the postponement of the Meeting.

If you submit a proxy, you may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company in writing at c/o Indoor Harvest Corp, 5300 East Freeway, Suite A, Houston, Texas 77020 prior to the Meeting, and, if you attend the Meeting, you may revoke your proxy if previously submitted and vote via the live webcast by notifying the Secretary of the Company at the Meeting.

How do I vote my shares?

Stockholders of Record. If you are a stockholder of record, you may vote in the following ways:

●	By Internet before the Meeting. If you have received a printed copy of the proxy materials from us by mail, you may vote electronically via the Internet at www.proxyvote.com. To be valid, your vote by mail must be received by us by 11:59 p.m., Eastern Time, on February 4, 2019.

●	By Phone. If you have received a printed copy of the proxy materials from us by mail, you may vote by touch-tone telephone by calling 1-800-690-6903. To be valid, your vote by mail must be received by us by 11:59 p.m., Eastern Time, on February 4, 2019.

●	By Mail. If you have received a printed copy of the proxy materials from us by mail, you may vote by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to us. To be valid, your vote by mail must be received by us by 11:59 p.m., Eastern Time, February 4, 2019.

●	At the Meeting. You can vote your shares during the Meeting via the Internet by following the instructions at www.virtualshareholdermeeting.com/INQD

Beneficial Owners. If you are a beneficial owner, you may vote by submitting voting instructions to your broker or other nominee holding your shares. You should follow the voting instructions provided by your broker or nominee in order to instruct your broker or nominee on how to vote your shares.

Your vote is important, and we encourage you to vote promptly.

Can I revoke my proxy and change my vote?

Yes, you may revoke your proxy and change your vote at any time before your proxy is voted at the Meeting. You may revoke your proxy and change your vote by:

●	Submitting a later-dated and properly executed proxy card to our Corporate Secretary at the Company’s address listed above, which must be received by us before the time of the Meeting;

●	Submitting a later-dated vote by telephone or on the Internet, in a timely manner;

●	Delivering a written notice of revocation to our Corporate Secretary at the Company’s address listed above, which must be received by us before the time of the Meeting; or

●	Attending the Meeting and voting. Your attendance at the Meeting will not by itself revoke a proxy that you have previously submitted.

By Order of the Board of Directors,

Daniel Weadock
Chief Executive Officer

January 30, 2019 Houston, TX